As filed with the Securities and Exchange Commission on August 13, 2009

Registration No. 333-153326

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

________________
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

Smithfield Foods, Inc.
(Exact Name of Registrant as Specified in its Charter)

Virginia (State or Other Jurisdiction of Incorporation or Organization)	52-0845861 (I.R.S. Employer Identification Number)
200 Commerce Street Smithfield, Virginia (Address of Principal Executive Offices)	23430 (Zip Code)

Smithfield Foods, Inc. 2008 Incentive Compensation Plan
(Full Title of the Plan)

Michael H. Cole, Esq.
Vice President, Chief Legal Officer and Secretary
Smithfield Foods, Inc.
200 Commerce Street
Smithfield, Virginia 23430
(Name and Address of Agent for Service)
(757) 365-3030
(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

Smithfield Foods, Inc.  hereby amends its registration statement on Form S-8 (Registration No. 333-153326) by filing this Post-Effective Amendment No. 1 to reflect an amendment of the Smithfield Foods, Inc. 2008 Incentive Compensation Plan (the “2008 Plan”).  The amendment to the 2008 Plan is attached as Exhibit 10.2 to this Post-Effective Amendment No. 1.  No additional securities are being registered.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Post-Effective Amendment No. 1 to Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Williamsburg, Virginia, on August 13, 2009.

SMITHFIELD FOODS, INC.

Date: August 13, 2009	/s/ Michael H. Cole
Michael H. Cole
Vice President, Chief Legal Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on behalf of the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph W. Luter, III* Joseph W. Luter, III	Chairman of the Board and Director	August 13, 2009
/s/ C. Larry Pope* C. Larry Pope	President, Chief Executive Officer and Director (Principal Executive Officer)	August 13, 2009
/s/ Robert W. Manly, IV* Robert W. Manly, IV	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 13, 2009
/s/ Kenneth M. Sullivan* Kenneth M. Sullivan	Vice President and Chief Accounting Officer (Principal Accounting Officer)	August 13, 2009
/s/ Robert L. Burrus, Jr.* Robert L. Burrus, Jr.	Director	August 13, 2009
/s/ Carol T. Crawford* Carol T. Crawford	Director	August 13, 2009
/s/ Ray A. Goldberg* Ray A. Goldberg	Director	August 13, 2009
/s/ Wendell H. Murphy* Wendell H. Murphy	Director	August 13, 2009
/s/ David C. Nelson* David C. Nelson	Director	August 13, 2009
/s/ Gaoning Ning* Gaoning Ning	Director	August 13, 2009
/s/ Frank S. Royal, M.D.* Frank S. Royal, M.D.	Director	August 13, 2009
/s/ John T. Schwieters* John T. Schwieters	Director	August 13, 2009
/s/ Paul S. Trible, Jr.* Paul S. Trible, Jr.	Director	August 13, 2009
/s/ Melvin O. Wright* Melvin O. Wright	Director	August 13, 2009
* By /s/ Michael H. Cole Michael H. Cole Attorney-in-Fact

EXHIBIT INDEX

 Exhibit Number                                    Description

10.2	Amendment to Smithfield Foods, Inc. 2008 Incentive Compensation Plan.